UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2019

Social Capital Hedosophia Holdings Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38202	98-1366046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Hawthorne Avenue Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

(650) 521-9007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 5, 2019, Sachin Sood resigned his position as Chief Financial Officer of Social Capital Hedosophia Holdings Corp. (the “Company”). Mr. Sood had resigned from Social Capital, an affiliate of SCH Sponsor Corp. (the Company’s sponsor) to pursue another job opportunity. As such, the Company and Mr. Sood mutually decided it did not make sense for Mr. Sood to continue as Chief Financial Officer of the Company given Social Capital’s relationship with the Company. Mr. Sood’s resignation was not related to any disagreement with the Company on any matter relating to the Company's accounting, strategy, leadership, operations, policies or practices (financial or otherwise).

(d) On March 8, 2019, the Company’s board of directors appointed Steven Trieu as the Company’s Chief Financial Officer, effective as of such date. Mr. Trieu is the SVP, Finance and Operations at Social Capital, an affiliate of the Company’s sponsor, since October 2017 and is responsible for overseeing the operations of Social Capital’s family of funds, management company and related entities. Prior to joining Social Capital, Mr. Trieu was VP of Finance at Quora, Inc. from October 2011 to June 2016, where he was responsible for its day-to-day operations across finance and legal. Prior to that, Mr. Trieu was Director, Finance and Business Operations at Facebook, Inc. from August 2007 to October 2011. Mr. Trieu led the formation of its initial business operations and sales finance teams. Mr. Trieu also previously held a similar role at Yahoo!, Inc., supporting its local markets and commerce divisions. Before that, Mr. Trieu spent time on wall street both as an investment banking and alternative investments associate. Mr. Trieu graduated from the University of Massachusetts, Amherst with a degree in finance and economics.

In connection with his appointment, on March 8, 2019, Mr. Trieu entered into an indemnity agreement and a letter agreement with the Company, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively. Pursuant to the letter agreement, Mr. Trieu has agreed to, among other things, (1) vote any ordinary shares of the Company owned by him in favor of any proposed initial business combination of the Company and (2) not redeem any ordinary shares of the Company owned by him in connection with such shareholder approval.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Indemnity Agreement, dated March 8, 2019, between the Company and Steven Trieu
10.2	Letter Agreement, dated March 8, 2019, between the Company and Steven Trieu

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Social Capital Hedosophia Holdings Corp.

Date: March 11, 2019	By:	/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	Chief Executive Officer